EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-07393, 333-07403, 333-07405 and 333-57805) of PCD Inc. of our report dated March 28, 2003, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 28, 2003